UNITED STATES
SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 7, 2005

AEP INDUSTRIES INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (Jurisdiction of Incorporation)	0-14450 (Commission File Number)	22-1916107 (I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey 07606 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 641-6600

Item 1.01.     Entry into a Material Definitive Agreement.

                On January 7, 2005, the Board of Directors of the Registrant approved the Registrant’s 2005 Management Incentive Plan (the “MIP”), including certain performance metrics with respect to participants in the MIP.  The MIP provides for cash bonuses for fiscal 2005 to participants in the MIP, including members of management and certain key employees of the Registrant.

Each participant in the MIP has a “target incentive opportunity” stated as a percentage of base salary.  Awards at, above, or below the target incentive opportunity can be earned based upon the financial performance of each participant’s business unit.  Realization of “MIP Earnings” from operations will determine the participant’s award.  This award can range from zero to 200% of the participant’s target.  MIP Earnings for 2005 is defined as an amount of earnings before provision for interest, taxes, depreciation and amortization (“EBITDA”) to be earned by the participant’s business unit that is agreed and appropriately documented between the participant and either the Chief Executive Officer or Chief Financial Officer of the Registrant.

A determination by the Board of the specific performance metrics applicable to each of the Chief Executive Officer and the Chief Financial Officer of the Registrant has not yet been established.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

January 13, 2005	By:	/s/ Paul M. Feeney
Paul M. Feeney Executive Vice President and Chief Financial Officer